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                                                       Exhibit 1-A

                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                           At September 30, 1996
                                (Unaudited)
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                                  ASSETS
                                  ------


                                                        (In Thousands)
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Investments:
 Common stocks of subsidiaries, at equity                   $1,637,505
 Notes of subsidiaries                                          28,453
 Other investments                                               3,758
                                                            ----------
      Total investments                                      1,669,716
                                                            ----------

Current assets:
 Cash                                                               43
 Temporary cash investments - subsidiary companies               5,650
 Interest and dividends receivable of subsidiaries              44,989
 Other current assets                                               82
                                                            ----------
      Total current assets                                      50,764
                                                            ----------
Deferred federal income taxes                                    2,886
                                                            ----------
                                                            $1,723,366
                                                            ==========

                      CAPITALIZATION AND LIABILITIES
                      ------------------------------

Common share equity:
 Common shares, par value $1 per share:
   Authorized  - 150,000,000 shares
   Issued      -  64,969,652 shares
   Outstanding -  64,893,481                                $   64,970
 Paid-in capital                                               736,566
 Retained earnings (including $629,533,000 of
   undistributed subsidiary earnings)                          877,515
                                                            ----------
      Total common share equity                              1,679,051
                                                            ----------


Current liabilities:
 Accounts payable                                                1,027
 Other accrued expenses                                          1,771
 Dividends payable                                              34,339
                                                            ----------
      Total current liabilities                                 37,137
                                                            ----------
Deferred credits                                                 7,178
                                                            ----------
                                                            $1,723,366
                                                            ==========

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